As filed with the Securities and Exchange Commission on March 16, 2022

 Commission File No. 333-255110

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment

No.2 to

FORM S-1

Registration Statement under the Securities Act of 1933

ECRID, INC.

(Name of issuer in its charter)

Nevada	7323	27-3617248
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

Ecrid, Inc.

1320 S Federal Hwy Suite 215

Stuart, FL 34994

(800) 380-9096

(Address and telephone number of principal executive offices)

Registered Agents, Inc.

401 Ryland Street, STE 200-A, Reno, NV 89502

(Name, address and phone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

☐

Calculation of registration fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common stock, $.0001 par value per share	50,000,000	$.50	$25,000,000	$2,727.59	*

(1) Fee calculated in accordance with Rule 457(a) of the Securities Act of 1933. Proposed offering price used for calculating the registration fee.

(2) Includes 10,000,000 shares to be resold by certain selling shareholders.

* Previously paid.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This post-effective amendment No.1 to the registration statement on Form S-1/A, filed on September 16, 2021, is being filed in order to address the resale price by the Selling Shareholders included herein.

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The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus, Subject to completion March 16, 2022

ECRID, INC.

40,000,000 Shares of Common Stock by the Company

10,000,000 Shares of Common Stock by the Selling Shareholders

Ecrid, Inc. (“Ecrid” or the “Company”) is offering a maximum of 40,000,000 shares of our common stock at $0.50 per share (the “Shares”), in a best effort, direct public offering, by our officer and director for the Company and the Company’s management. There is no minimum proceeds threshold for the offering. We are also registering 10,000,000 shares of Common Stock for certain selling shareholder (collectively, the “Selling Shareholders”). The Selling Shareholders acquired the shares of Common Stock in a Regulation 506(b) offering. The offering will terminate within 365 days from the date of this prospectus. The Company will retain all proceeds received from the shares sold on their account in this offering. The Company’s management will retain the proceeds for the shares sold by them. The Company has not made any arrangements to place the proceeds in an escrow or trust account. Any proceeds received in this offering may be immediately used by the Company in its sole discretion. There are no minimum purchase requirements for each investor. All proceeds retained by the Company may not be sufficient to continue operations.

The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company. None of the Company's shareholders have plans to enter a change of control or change of management. None of our current management has previously been involved with a development stage company that did not implement its business plan, that generated no or minimal revenues or was engaged in a change of control.

The Company currently trades on the OTC Pink as an Alternative Reporter. Following the effectiveness of the registration statement, of which this prospectus forms a part, we will be filing a Form 8A-12G so that we will become subject to Sections 13, 14, and 16 of the Exchange Act of 1934, as amended.

The shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 8.

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Company (2)
Per Share	$.50	$0	$.50

Total Maximum	$25,000,000	$0	$20,000,000 (3)

(1) These shares in this offering will be sold exclusively by our officer and directors for no compensation. There are no underwriting commissions involved in this offering.

(2) The proceeds to us are shown before deduction for legal, accounting, printing and other offering expenses estimated at $25,000.

(3) $5,000,000 is being offered by the Selling Shareholders.

Ecrid will not use this offering prospectus before the effective date.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Until August 2, 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

The information presented is a brief overview of the key aspects of the offering. The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page 31 prior to making an investment decision.

General Information about our Company

Ecrid, Inc. ("Ecrid", or the "Company") was incorporated under the laws of the State of Florida on September 15, 2010. A new corporation was required to be formed in Nevada in February of 2017 due to the name change of Dpollution, Inc. to ECRID, Inc. Ecrid is a developmental stage corporation formed to provide products and services within the credit repair community. We provide an internet interactive software to allow consumers that need credit repair to track all the monthly payments they make and pay all their bills on-time. Once a consumer begins to use the Ecrid bill pay system, the system rewards them with an ECRID credit rating of up to 900 points. Each time the consumer does not pay a bill on-time, Ecrid subtracts points from the credit rating Ecrid assigns the consumer. Maintaining a high Ecrid score will enable the consumer lenders to buy a car, house or other payment related things.

Ecrid is currently an "emerging growth company" under the JOBS Act. A company loses its "emerging growth company" status on (i) the last day of the fiscal year during which it had total annual gross revenues of $1,000,000,000 or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of its first sale of common equity securities pursuant to an effective registration statement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iii) the date on which it has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which it is deemed to be a 'large accelerated filer', as defined in section 240.12b- 2 of title 17, Code of Federal Regulations, or any successor thereto. As an "emerging growth company," Ecrid is exempt from certain obligations of the Exchange Act including those found in Section 14A(a) and (b) related to shareholder approval of executive compensation and golden parachute compensation. Furthermore, Section 103 of the JOBS Act provides that as an "emerging growth company", Ecrid is not required to comply with the requirement to provide an auditor's attestation of ICFR under Section 404(b) of the Sarbanes-Oxley Act for as long as Ecrid qualifies as an "emerging growth company." However, an "emerging growth company" is not exempt from the requirement to perform management's assessment of internal control over financial reporting.

Our founder and sole officer and director, Cleveland Gary, who has education in Business Administration and over 25 years of work experience in business administration, currently handles all facets of the Company's operations, and our strategic development.

Our independent registered public accountant has issued an audit opinion for Ecrid which includes a statement expressing substantial doubt as to our ability to continue as a going concern. If we are unable to obtain additional working capital our business may fail. We currently use approximately $5,000 per month in our operations. At this rate we estimate our present cash will fund Ecrid for the next 12 months. We require additional capital in order to

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continue and advance our business plan. Currently, we rely on the initial funding provided by our founder and sales of our products and services to meet the ongoing expenses of operating the business. We believe that we will need a minimum of $138,000 in capital, including the capital raised in this offering for the Company, in order to maintain our current and planned operations through the next twelve months. They are estimates only and derived from research and marketing data accumulated by our sole officer and director. We anticipate to $25,000 in offering expenses, $20,000 in SEC reporting and compliance, $5,500 in advertising and marketing, $4,000 in website design, $12,000 in operating and equipment, and $11,500 to maintain our general and administrative functions over the next twelve months. We intend to raise the capital through the sale of shares of our common stock and/or through the sale of our products and services. We cannot guarantee that we will be able to obtain the necessary capital.

We are a “Shell Company,” as defined in Rule 405 promulgated by the SEC under the Securities Act. A Shell Company is one that has no or nominal operations and either: (i) no or nominal assets; or (ii) assets consisting primarily of cash or cash equivalents. As a Shell Company, we are restricted in our use of Registrations on Form S-8 under the Securities Act; the lack of availability of the use of Rule 144 by security holders; and the lack of liquidity in our stock.

Form S-8

Shell companies are prohibited from using Form S-8 to register securities under the Securities Act. If a company ceases to be a Shell Company, it may use Form S-8 sixty calendar days, provided it has filed all reports and other materials required to be filed under the Exchange Act during the preceding 12 months (or for such shorter period that it has been required to file such reports and materials after the company files "Form 10 information," which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act. This information would normally be reported on a current report on Form 8-K reporting the completion of a transaction that caused the company to cease being a Shell Company.

Unavailability of Rule 144 for Resale

Rule 144(i) "Unavailability to Securities of Issuers With No or Nominal Operations and No or Nominal Non-Cash Assets" provides that Rule 144 is not available for the resale of securities initially issued by an issuer that is a Shell Company. We have identified our company as a Shell Company and, therefore, the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the Company is no longer identified as a Shell Company and has filed all requisite periodic reports under the Exchange Act for the period of twelve (12) months.

As a result of our classification as a Shell Company, our investors, including investors in this offering, are not allowed to rely on the "safe harbor" provisions of Rule 144, promulgated pursuant to the Securities Act, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a Shell Company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

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The Terms of the Offering

Securities Being Offered	Up to 40,000,000 Shares of common stock by the Company and 10,000,000 are being offered by the Selling Shareholders

Minimum Securities Being Offered:	There is no minimum number of shares that need to be purchased for the Offering to be consummated.

Initial Offering Price:	We will sell our shares at a fixed price of $0.50 per share. This price was determined arbitrarily by us. The Selling Shareholders may sell their shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of shares by the Selling Shareholders.

Compensation:	No compensation will be paid to the officer and director in connection with the sale of the shares.

Termination of Offering:	The offering will conclude when all of the 40,000,000 shares of common stock have been sold by the Company and all 10,000,000 shares are sold by the Selling Shareholders or 365 days from the date of this prospectus, whichever occurs earlier. We may decide to terminate the offering for no reason whatsoever at the discretion of our management team.

Risk Factors:	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors".

Common Stock Issued And Outstanding Before Offering:	283,893,944 shares of our common stock are issued and outstanding as of the date of this Prospectus.

Common Stock Issued And Outstanding After Offering:	333,893,944 shares of common stock

Use of Proceeds:

We will use the proceeds from the sale of the common stock by the Company for general and administrative expenses, due diligence and general operating funds.

We will not receive any proceeds from the sale of the common stock by the Selling Shareholders.

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Financial Summary

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled "Financial Statements." You should read this summary financial information in conjunction with the section entitled "Management's Discussion and Analysis," our financial statements and related notes to the financial statements.

Statement of Operations Information:

As of March 31, 2021

For the Year Ended
Revenues	$-
Expenses	$(7,606,426)
Profit (Loss) before income taxes	$(7,606,426)
Provision for income taxes	$-
Net loss	$(7,606,426)

Balance Sheet Information:

As of March 31, 2021

Total Assets	$35,632
Total Liabilities	$-
Common stock and paid in capital	$7,740,979
Total stockholders' equity	$35,632

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RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks are set forth below. You should not invest in the Company unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks Relating to Ecrid, Inc.

Our Officer and Director has No Previous Experience in the Management of a Company Providing Products and Services for Credit Industry

Although Mr. Gary has over 25 years of work experience in business administration, he has no specific experience in establishing and managing a company engaged in the credit repair industry and related products and services for improving, reporting, and other issues in the credit industry. Our management may not be fully aware of the specific requirements related to running a company within this industry, and the Company will be relying heavily on the experience and business acumen of the President to establish an effective ongoing business strategy for our future operations. Our management's decisions and choices may not take into account standard procedures or managerial approaches production companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this field.

Concentration of Ownership in One Individual may allow such Shareholder to Control Ecrid’s Business

Cleveland Gary, President, owns eighty-seven percent (87%) interest of Ecrid. Following the offering, Mr. Gary will still hold a majority of the interest of Ecrid. As a result, this shareholder will be able to exercise control over virtually all matters requiring shareholder approval, including the election of directors and approval of significant corporation transactions. Thus, the individual who makes up the present management will be able to maintain his position as Director and President and effectively operate Ecrid’s business, regardless of other investors’ preferences.

Uncertainty as a Going Concern

Our future existence remains uncertain and the report of our independent auditors on our financial statements for the year ended March 31, 2021 includes an explanatory paragraph relating to our ability to continue as a going concern. From inception, we have generated limited revenues, have suffered losses from operations and require additional financing. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations arising from normal business operations. There can be no assurance that Ecrid will be able to attain profitable operations or raise the additional funding needed to fully implement our business plan.

Our Business Plan and Operational Structure May Change

As a development stage company, we continually analyze our business plan and operations in the light of current trends within the credit industry, market conditions and development. As a result of our ongoing analyses, we may decide to make substantial changes in our business plan and operations. In the future, as we continue our internal analyses and as market conditions and our available capital change, we may decide to make organizational changes and/or alter some or all of our overall business plan. Currently, the Company has no intention of changing its business model or operational structure.

Limited Capital and Need for Additional Financing

The funds currently available to us are inadequate to further our business plan for the next twelve months. Until we have achieved revenues sufficient for us to break-even, we will not be a self-sustaining entity, which could adversely impact our ability to be competitive in the credit industry in which we propose to operate. We require additional funding for continued operations and will therefore be dependent upon our ability to raise additional funds through bank borrowing, equity or debt financing or asset sales. We expect to access the public and private equity and/or

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debt markets periodically to obtain the funds we need to support our operations and continued growth. There is no assurance that we will be able to raise sufficient funds in this offering or to obtain additional funding when needed, or that such funding, if available, can be obtained on terms acceptable to us in order to continue our operations or further our business plan. If we require, but are unable to obtain, additional financing in the future on acceptable terms, or at all, we will not be able to continue our business strategy, respond to changing business or economic conditions, withstand adverse operating results or compete effectively. If we cannot obtain needed funds, we may be forced to curtail or cease Ecrid activities altogether. When additional shares are issued to obtain financing, current shareholders will suffer a dilutive effect on their percentage of stock ownership. There is no certainty that our expenditures will result in a profitable business as proposed.

Ecrid May Incur Losses for the Foreseeable Future

We expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Our expenses will continue to increase as we continue to develop the operations necessary to further our business plan. We cannot now determine the amount by which our expenses will increase as we grow and hire additional employees, implement our marketing plans, pursue research and development of our services, etc. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of the shares for current shareholders.

Changes in U.S., Global, or Regional Economic Conditions

We are susceptible to adverse impacts caused by domestic and/or international economic downturns (including the current challenging economic landscape) in the credit reporting and lending industry markets in which we propose to operate. A decline in economic activity in the U.S. and other regions of the world can adversely affect demand for consumer borrowing, thus reducing our revenue. The most recent decline in economic conditions reduced spending by consumers who borrow money to finance homes, cars, credit cards and personal loans thus reducing the need for credit lending services of which Ecrid is trying to be a part of, and similar impacts can be expected should such conditions recur. Additionally, an increase in interest rates or in price levels goods could result in a shift in consumer demand which could also adversely affect our revenues and, at the same time, increase our costs. Economic conditions can also impair the ability of those with whom we anticipate doing business to satisfy their obligations to us. There can be no assurance that we will survive any such economic downturn, or if we do survive, that we will be capable of executing or furthering, to any meaningful degree, the originally conceived business plan.

Changes in Public and Consumer Needs

We thrive in times when consumers need credit due to slow or no payments on their bills. Should the economy change or laws or rules change where consumers can get loans with little or no credit, Ecrid will be adversely affected as the consumer will not need to repair, improve or keep up with their credit status. Our society functions in an economy very credit dependent currently. Changes in this economy would adversely affect the company.

Lack of Diversification

Currently, Ecrid has one employee who is our sole officer and director Cleveland Gary. Our size makes it unlikely that we will be able to commit our funds to diversify the business until Ecrid has a proven track record, and we may not be able to achieve the same level of diversification as larger entities engaged in this type of business.

Competition from Other Credit Service Companies

The credit reporting business is intensely competitive and fragmented. We will compete against a large number of well-established credit repair companies with greater product and name recognition and with substantially greater financial, marketing and distribution capabilities than ours, as well as against a large number of small and specialty businesses engaged in individual credit repair options and other material in a similar manner as Ecrid. We cannot assure you that we will be able to compete effectively with any competitor or that the competitive pressures faced by

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us will not harm our business. Such intense competition will limit our opportunities and have a materially adverse effect on our profitability or viability.

Limited Industry Relationships and Agreements

Other than the assets and internet and software programming completed to date, Ecrid does not currently have any relationships or agreements with lenders to use the service. This lack of industry connections may make it more difficult for Ecrid to attract consumers to utilize its platform in the near future.

Dependence on the Maintenance of Intellectual Property Rights in Our Products

While we have not incurred any costs to date protecting the intellectual property we developed, the unauthorized use of our intellectual property rights may cause Ecrid to incur the cost of protecting these rights or reduce our revenues. Ecrid has yet to incur such costs because we have yet to file to intellectual property protection of our developed projects. The unauthorized use of intellectual property in the industry generally continues to be a significant challenge for intellectual property rights holders.

With respect to intellectual property developed by the Company, the Company is subject to the risk of challenges to our concept rights by third parties. Successful challenges to our rights in intellectual property may result in increased costs for obtaining rights or the loss of the opportunity to earn revenue from the intellectual property that is the subject of challenged rights. The Company is not aware of any challenges to its intellectual property rights that it currently foresees having a material effect on its operations.

Inability to Attract and Retain Qualified Personnel

Ecrid management team currently consists of one member - sole officer and director Cleveland Gary. Our future success depends in significant part on our ability to attract and retain key management and marketing personnel. Competition for highly qualified professional, business development, and management and marketing personnel is intense. We may experience difficulty in attracting new personnel, may not be able to hire the necessary personnel to implement our business strategy, or we may need to pay higher compensation for employees than we may expect. A shortage in the availability of qualified personnel could limit our ability to grow. We cannot assure you that we will succeed in attracting and retaining the personnel we need to grow.

Loss of Services of Key Man

Our future success depends in a large part upon the continued contributions and services of our President, Cleveland Gary. Mr. Gary is the sole provider of our products and services, as well as its sole officer, director and current investor. Mr. Gary would be very difficult to replace. This individual is critical to the overall management of Ecrid. The loss of the key contributor, or the failure of Mr. Gary to perform, could materially and adversely affect Ecrid's performance. We do not maintain any key-person life insurance policies.

Indemnification Requirements

Ecrid may be required to indemnify, among others, the officer and director for liabilities incurred in connection with the affairs of Ecrid. Such liabilities may be material. The indemnification obligations of Ecrid would be payable from the assets of Ecrid, thus causing a material adverse effect on the Company's operations.

Requirements to Maintain Proper and Effective Internal Controls

Ecrid must ensure that adequate internal financial and accounting controls and procedures are in place so that it can produce accurate financial statements on a timely basis. Ecrid must spend considerable effort on establishing and maintaining internal controls, which is costly and time-consuming and needs to be re-evaluated frequently. Implementing any appropriate changes to the internal controls may entail substantial costs to modify Ecrid's existing financial and accounting systems, take a significant period of time to complete, and distract Ecrid's sole officer and director from the operation of our business. These changes may not, however, be effective in maintaining the adequacy of Ecrid's internal controls, and any failure to maintain that adequacy, or a consequent inability to produce

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accurate financial statements on a timely basis, could increase operating costs and could materially impair Ecrid's ability to operate our business. In addition, investors' perceptions that Ecrid's internal controls are inadequate or that it is unable to produce accurate financial statements may seriously affect the stock price.

Changes in Financial Accounting Standards or Practices

A change in accounting standards or practices can have a significant effect on Ecrid's operating results and may affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of existing accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect Ecrid's reported financial results or the way we conduct our business.

Significant Costs of Operating as a Public Company

As a public company, Ecrid will incur significant accounting and other expenses. These expenses include increased accounting, legal and other professional fees, insurance premiums and investor relations costs. Ecrid's management needs to devote a substantial amount of time to compliance issues. Moreover, Ecrid's legal and financial compliance costs are material.

The Costs and Expenses of SEC Reporting and Compliance

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Exchange Act. The costs of complying with such requirements may be substantial. We anticipate that such costs will be approximately $20,000 per year. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

Limited Protection against Interested Director Transactions, Conflicts of Interest and Similar Matters

We do not currently have audit or compensation committees. As a result, our director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

Possible Regulatory Changes

The SEC and other regulators, from time to time, review the public company arena and our relationship to the securities markets and investors. As a result of such reviews, the SEC and such regulators may propose additional regulations that would affect Ecrid. Such regulations could increase the cost of operating Ecrid and subject it to new regulatory filing or registration requirements.

The Impact of Governmental Regulation

Our business may be subjected to applicable laws and regulations, including laws and regulations on taxation and employment matters. Compliance with such laws and regulations will increase our cost of operations and would decrease our net profit.

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Ecrid's Short Existence and Lack of a Guaranty that the Company will continue to Generate Revenue in the Future

Ecrid, as it exists today, has only been in existence since September 15, 2010 Therefore, the sample size of our operations is small. So, while we have not generated revenue since inception, Ecrid can provide no assurances that it will be able to generate revenue in the future.

Risks of Purchasing Shares

Rule 144 Related Risks

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008. These Rule 144 amendments apply to securities acquired both before and after that date. Generally, under the Rule 144 amendments, a person who has beneficially owned restricted shares for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been an affiliate at the time of, or at any time during the three months preceding, a sale; (ii) we are subject to and are current in the Exchange Act periodic reporting requirements for at least 90 days before the sale; and (iii) if the sale occurs prior to satisfaction of a one-year holding period, provided current information is available at the time of sale.

Persons who have beneficially owned restricted shares for at least six months but who are affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following: (i) 1% of the total number of securities of the same class then outstanding; or (ii) the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale; provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

These Rule 144 related risks are subject to further restrictions in the event that the Exchange Act reporting company is deemed to be a Shell Company, such as the Company.

Restrictions on the Reliance of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

●	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
●	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, stockholders who hold our restricted securities or acquire them in this offering, will not be able to sell our shares without registration until one year after we have filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

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Possible Loss of Entire Investment in the Company

This offering is intended for investors who can accept the applicable risks. Prospective investors should not subscribe unless they can readily bear the consequences of the loss of their entire investment. Being that the Company's management has limited experience in this industry, such loss of investment may be more likely to occur.

Because we do not have an Escrow or Trust Account for Your Subscription, if we File for Bankruptcy Protection or are Forced into Bankruptcy, or a Creditor Obtains a Judgment against us and Attaches the Proceeds.

Your funds will not be placed in an escrow or trust account. All subscriptions in this offering will be available for our immediate use, and we will not be returning subscriptions regardless of how many shares are sold in this offering. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.

Exchange Fluctuations may Decrease the Value of your Investment

Shares will be priced in US dollars, and persons investing by converting foreign currency will bear the risk of such conversion. The Company understands that foreign investors may be attracted to investments in the credit industry, therefore be more likely to invest in securities, such as the Company's common stock. The value of such investments may be affected favorably or unfavorably by fluctuations in exchange currencies. In addition, prospective investors whose assets and liabilities are primarily denominated in currencies other than US Dollars should take into account the potential risk of loss arising from fluctuations in the rate of exchange between the currency of the investment and such other currency.

Additional Dilution as Additional Shares are Issued

Additional offerings will likely have to be made in the future to raise capital to meet operating cash flow needs. Such offerings may include warrants for issuance of additional common stock, further diluting the number of shares of common stock outstanding from time to time. An increase in the number of our shares of common stock from these events or others may result in a decrease of the market price for our common stock and will dilute the ownership interest of current shareholders.

Future Debt Financing May Involve Restrictive Covenants

Future debt financing transactions, if available, may involve restrictive covenants, which may limit the Company's operating flexibility with respect to certain business matters. If additional funds are raised through debt financing, the debt holders may require the Company to make certain agreements or covenants, which could limit or prohibit the Company from taking specific actions, such as establishing a limit on further debt, a limit on dividends, a limit on sale of assets, or specific collateral requirements. Furthermore, if the Company raises funds through debt financing, the Company would also become subject to interest and principal payment obligations. In either case, if the Company was unable to fulfill either of the covenants or the financial obligations, the Company may risk defaulting on the loan, whereby ownership of the Company's assets could be transferred from the shareholders to the debt holders.

Shares Eligible for Future Sale under Rule 144 May Adversely Affect the Market Value for our Securities

From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, subject to certain limitations. Although our current stockholder has no current intention or ability to sell his shares, any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse effect on the market price of our securities.

If Securities or Industry Analysts do not publish Research or Reports about Ecrid's Business or if they issue an Adverse or Misleading Opinion Regarding Ecrid Stock, its Price and Trading Volume could Decline

The trading market for Ecrid's common stock will be influenced by the research and reports that industry or securities analysts publish about Ecrid or its business, if any. Negative reports could have a negative impact on Ecrid's stock price.

Our Shares will be deemed to be "Penny Stocks" and will be Subject to Various Eligibility and Disclosure Requirements on Broker-Dealers engaged in the Resale of these Shares

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The shares offered in this prospectus will be "penny stocks" as that term is defined in the Securities Exchange Act of 1934, as amended, (the 'Exchange Act") to mean, among other definitions, equity securities with a price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or an accredited investor must make a special suitability determination regarding the purchaser and provide special disclosure documents to the purchaser. The imposition of these suitability standards and special disclosures could reduce an investor's ability to resell the shares at a time or price desired. See the section "Market for Common Equity and Related Stockholder Matters."

We do not foresee paying Cash Dividends in the Foreseeable Future

We have never paid cash dividends on our common stock and we do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors' sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of the Company at or above the price they paid for them.

There May be an Absence of an Active Trading Market

While we are currently traded on the OTC Pink, we intend to apply to be quoted on the OTCQB. There is no guarantee that the Shares will ever be quoted on the OTCQB or any exchange. The initial market for our stock is limited. Even if an active trading market does develop, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in Ecrid. Additionally, the offering price of .10 per share may not reflect the current value of our shares after the offering.

If we fail to Remain Current on our Reporting Requirements, we could be removed from Quotation by the OTCQB

Assuming we are ever quoted on the OTCQB, if we fail to remain current on our reporting requirements, we could be removed from the OTCQB. As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

Changes in Tax Rules or Interpretations could Cause a Shareholder to become subject to Additional Taxes

Federal income tax legislation may be amended, or its interpretation changed, so as to alter fundamentally the tax consequences of holding or disposing of shares of common stock. The investor should consult his, her or its own tax counsel for tax matters via this investment opportunity.

There is No Minimum Purchase Amount

The Offering described herein has no minimum purchase amount required in order to consummate the Offering. Therefore, the costs of the Offering may greatly outweigh the fiscal benefit to Ecrid of undertaking the Offering. This could cause Ecrid to lose money by doing the Offering and cause an investor to lose his or her entire investment.

Under new SEC rules we may be able to incorporate future documents by reference which will make it more difficult for investors to locate all of our filings.

The SEC has recently published a new interim rule which allows a public company which is current with its reporting obligations to be able to incorporate future filings into registration statements on Form S-1, such as the registration statement of which this prospectus forms a part.  Prior to the adoption of such rule, issuers using a Form S-1 had to file post-effective amendments to make required disclosures.  Thus, investors wishing to view information about the offering and the issuer could locate all relevant information in one location.  However, we will

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now be able to incorporate all such future disclosures into this filing thereby requiring interested persons to search multiple filings to view all information about us.  This extra effort may have a chilling effect on potential investors who may choose not to pursue an interest in us which could reduce market activity for our stock and make it more difficult for an investor in our stock to sell their shares.  We intend to take advantage of this new rule.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have an ongoing obligation to continually disclose material future changes in the Company and its operations.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the Selling Shareholders. We will use our best efforts to raise a maximum of $20,000,000 for the Company in this offering. We are requiring no minimum offering proceeds threshold. The table below summarizes how we will utilize the proceeds of this offering, including in the event that the Company raises less than the full amount expected ($20,000,000). The actual amount of proceeds realized may differ from the amounts summarized below (1). In order to successfully carry out our stated goals, Ecrid would need $20,000,000 including capital raised in this offering. We anticipate incurring up to $25,000 in offering expenses, $25,000 in SEC reporting and compliance, $1,000,000 in advertising and marketing, $100,000 in website design, $50,000 in operating and equipment, and $175,000 to maintain our general and administrative functions over the next twelve months. We are also hoping to accrue $17,100 in working capital. However, if we don’t raise sufficient proceeds in this offering or generate sufficient revenue, our working capital goal may not be met. Furthermore, without sufficient proceeds from this offering or the generation of sufficient revenue, some of our other expenses, including advertising and marketing, website design and operating and equipment may not be incurred or undertaken. While we anticipate incurring $25,000 total in offering expenses $20,100 of the offering expenses are being paid from the initial investment of our President. While Ecrid hopes to secure sufficient funds in the Offering described herein, there is no minimum offering amount. If we cannot obtain needed funds, we may be forced to curtail or cease Ecrid activities altogether

	If 10% of	If 25% of	If 50% of	If 75% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold
GROSS PROCEEDS	$2,000,000	$5,000,000	$10,000,000	$15,000,000
Offering Expenses (2)	$25,000	$25,000	$25,000	$25,000
NET PROCEEDS	$1,975,000	$4,975,000	$9,975,000	$14,975,000
SEC Reporting and Compliance	$25,000	$25,000	$25,000	$25,000
Accrued and unpaid salaries	$100,000	$300,000	$600,000	$900,000
Advertising & Marketing(3)	$1,000,000	$2,500,000	$3,500,000	$7,000,000
Website Design(3)	$200,000	$400,000	$850,000	$1,500,000
General and Administrative Expense(4)	$275,000	$750,000	$1,500,000	$2,000,000
Working Capital (5)	$375,000	$1,000,000	$3,500,000	$3,550,000

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(1) The amounts set forth above are estimates by management for the allocations of the net proceeds of this offering based upon the current state of our business operations, our business plan and current economic and industry conditions.

(2) Offering expenses include legal, accounting, printing, filing, registration, qualification, and other expenses of Ecrid, Inc. and the offering of the Shares including marketing and sales costs. While we anticipate that the total offering expenses will be $25,000. We will pay no commissions or other compensation to our officer and director who will be exclusively offering the Shares. To the extent offering expenses are less, the excess funds will be added to operating funds.

(3) If sufficient funds are not raised in this offering, or through revenues of the Company, these items may not be undertaken.

(4) General and administrative expenses include rent, telephone and utilities, running our office and accounting.

(5) If less than 1% of the shares are sold the cost of the offering, as to be paid from proceeds of the offering, will exceed the net proceeds and result in a decrease in our working capital.

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DETERMINATION OF OFFERING PRICE

Our initial offering price of $0.50 per share was arbitrarily determined based upon management’s belief that the current market price has undervalued the Company and that there will be a market correction in the coming months. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

The Selling Shareholders may sell their shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of shares by the Selling Shareholders.

THE SELLING SHAREHOLDERS

Selling Shareholders

10,000,000 shares of the Company’s common stock were sold to the Selling Shareholders in a Regulation D 506(b) offering.

The Selling Shareholders are individuals.

All expenses incurred with respect to the registration of the common stock will be borne by the Company, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by Selling Shareholders in connection with the sale of such shares.

The following table sets forth the name of the Selling Shareholders, the number of shares of common stock beneficially owned by the Selling Shareholders as of the date hereof and the number of shares of common stock being offered by the Selling Shareholders. The offer and sale of the shares are being registered herein. The Selling Shareholders are under no obligation to sell all or any portion of such shares. All information with respect to share ownership has been furnished by the Selling Shareholders, respectively. The “Amount Beneficially Owned After the Offering” column assumes the sale of all shares offered herein.

Name	Shares of Common Stock Beneficially Owned prior to Offering (1)	Maximum Number of Shares of Common Stock to be Offered	Number of Shares of Common Stock Beneficially Owned after Offering	Percent Ownership after Offering
Cleveland Gary 14664 SW 169th Ave. Indiantown. Fl 34956	250,000,000	4,975,000	245,025,000	73%
Robert Hooper 21287 Clifside Dr. Kilder, IL 60047	75,000	75,000	0	0%
Ronald Hargrove 2757 Linwood Ave. Bellmore, NY. 11710	300,000	300,000	0	0%
Jammie Bannon 4662 Hazel St. Burnaby BC V5H 1S5	50,000	50,000	0	0%
Wong Hang Nga G/FI No. 210 Chau Tau Tsuen Yuen Long, New Territories Hong Kong Postal Code:00000	500,000	500,000	0	0%
Samuel Rosenblatt 201 Goodale Rd. Baltimore, MD 21212	100,000	100,000	0	0%
Michael Macgregor 1 Sunset Ave. Princeton, NJ 08540	75,000	75,000	0	0%
Crescendo Capital, LLC 30 N Gould St. STE R Sheridan, WY 82801	150,000	150,000	0	0%
Timothy Michael Hasey, and Barbara Hasey Revocable Trust 1128 Daniel Lane Concord, CA. 94518	2,500,000	2,500,000	0	0%
Clyde Bianchi 8477 Bissel Rd. Bergen, NY 14416	200,000	200,000	0	0%
Clark Winkler 6 Cuyler Rd. Kendall Park, NJ 08824	200,000	200,000	0	0%
Sterling V Collins 12405 White River Dr. San Antonio, TX. 78254	500,000	500,000	0	0%
Robert Swapceinski 7559 Dublin Rd. Bergen, NY 14416	100,000	100,000	0	0%
John Wolters and Tammara Wolters 6025 Lyntham Ct. Hudsonville, MI 49426	200,000	200,000	0	0%
Robert J. Sollitto 81 N Lake Shore Dr. Brookfield, CT 06804	75,000	75,000	0	0%

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are offering our common stock at a price per share that is significantly more than the price per share paid by our current stockholders for our common stock, as well as the current market price of our common stock. We are offering for sale up to 40,000,000 shares of common stock with $20,000,000 of the proceeds going to the Company. If you purchase Shares in this offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering, 283,893,944 issued and outstanding shares of Common Stock. As of March 31, 2021, our net tangible book value per share was $.0001 per share.

After giving effect to the sale of the maximum of 40,000,000 Shares being offered in this offering, at $0.50 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $.0617 per share.

The table below illustrates the pro forma per share dilution described above assuming 40,000,000 shares are sold.

After giving effect to the sale of 75% of the Shares (30,000,000) shares being offered in this offering, at $0.50 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $.0477 per share.

The table below illustrates the pro forma per share dilution described above assuming 30,000,000 shares are sold.

After giving effect to the sale of 50% of the Shares (20,000,000 shares) being offered in this offering, at $0.50 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $.0328 per share.

The table below illustrates the pro forma per share dilution described above assuming 20,000,000 shares are sold.

After giving effect to the sale of 25% of the Shares (10,000,000 shares) being offered in this offering, at $0.50 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $.0169 per share.

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The table below illustrates the pro forma per share dilution described above assuming 10,000,000 shares are sold.

After giving effect to the sale of 10% of the Shares (4,000,000 shares) being offered in this offering, at $0.50 per Share, and the payment of expenses related to the offering, our pro forma net tangible book value would increase by $.0070 per share.

The table below illustrates the pro forma per share dilution described above assuming 10,000,000 shares are sold.

Percentage of offering sold	100%	75%	50%	25%	10%
Price per share	$0.50	$0.50	$0.150	$0.50	$0.50
Total shares purchased	40,000,000	30,000,000	20,000,000	10,000,000	4,000,000
Total proceeds of shares purchased	$20,000,000	$15,000,000	$10,000,000	$5,000,000	$2,000,000
less: offering costs	$(25,000)	$(25,000)	$(25,000)	$(25,000)	$(25,000)
Net proceeds from offering	$19,975,000	$14,975,000	$9,975,000	$4,975,000	$1,975,000

Net Tangible book value as of March 31, 2021	$35,632	$35,632	$35,632	$35,632	$35,632
Net Tangible book value after the offering	$20,010,632	$15,010,632	$10,010,632	$2,010,632	$2,010,632

Total shares issued at time of offering	283,893,944	283,893,944	283,893,944	283,893,944	283,893,944
Total shares issued after the offering	323,893,944	313,893,944	303,893,944	293,893,944	287,893,944

Net tangible book value per share as of March 31, 2021	$0.0001	$0.0001	$0.0001	$0.0001	$0.0001
Net tangible book value per share after the offering	$0.0618	$0.0478	$0.0329	$0.0170	$0.0070
Net tangible book value per share increase to present shareholders	$0.0617	$0.0477	$0.0328	$0.0169	$0.0069
Percentage of ownership to present shareholders after the offering	88%	90%	93%	97%	99%

Purchasers of stock in the offering
Price per Share	$0.50	$0.50	$0.50	$0.50	$0.50

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PLAN OF DISTRIBUTION

A portion of this prospectus relates to the resale of up to 10,000,000 shares of our common stock by the Selling Shareholders.

The Selling Shareholders, and any of their pledgees, designees, assignees and other successors-in-interest may, from time to time sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

●	facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders, as applicable, shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Shareholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be sold by the Selling Shareholders. The Selling Shareholders, and any broker-dealers or agents, upon completing the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such an event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Selling Shareholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The Selling Shareholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The Selling Shareholders may pledge its shares to its brokers under the margin provisions of customer agreements. If any of the Selling Shareholders default on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The Selling Shareholders, and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of and limit the timing of purchases and sales of any of the shares by any of the Selling Shareholders, or any other such person. Under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

The Selling Shareholders will be offering such shares for their own accounts. We do not know for certain how or when the Selling Shareholders will choose to sell its shares of common stock. However, it can sell such shares at any time or through any manner set forth in this plan of distribution.

To permit the Selling Shareholders to resell the shares of common stock issued to it, we agreed to file a registration statement, and all necessary amendments and supplements with the SEC for the purpose of qualifying the shares. We will bear all costs relating to the registration of the common stock offered by this prospectus, other than the costs of our independent legal review. We will keep the registration statement effective until the earlier of (i) the date after which all of the shares of common stock held by the Selling Shareholders that are covered by the prospectus have been sold by the Selling Shareholders pursuant to such prospectus and (ii) the first day of the month next following the 365 day anniversary of the date the prospectus, to which this prospectus is made a part, is declared effective by the SEC.

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The Company is also offering up to a total of 40,000,000 shares of common stock in a best-efforts, direct public offering, without any involvement of underwriters. The offering price is $0.50 per share. The offering will terminate 365 days from the date of this prospectus or when all of the Shares are sold, whichever comes first. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We will use our best efforts to sell as many shares as possible up to the maximum offering amount of 40,000,000 shares. This is no minimum offering amount. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. Expenses related to the offering are estimated to be $25,000.

We will sell the shares in this offering exclusively through our officer and director. He will receive no commission from the sale of any shares by the Company. He will not register as a broker/dealer under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. Mr. Gary may rely upon Rule 3a4-1 because (i) he is not subject to any statutory disqualifications, as defined in Section 3(a)(39) of the 1934 Act, (ii) he will not be compensated in connection with the sale of the Company's securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in the securities, (iii) he is not an associated person of a broker or dealer, (iv) he will primarily perform, at the end of the offering, substantial duties for or on behalf of the Company, otherwise than in connection with transactions in securities, (v) he was not a broker or dealer, or an associated person thereof, within the preceding 12 months, (vi) he does not participate in selling an offering of securities for any issuer more than once every 12 months, except in reliance on (iv) and (v) above. The Company will register as the issuer-agent in those states requiring such registration.

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

Our officer and director may purchase shares in this offering, however any such purchases will be held for investment purposes only and Mr. Gary will be subject to Regulation M and will act accordingly, including through filing the notice and information relating to distributions subject to Regulation M under Rule 5190, Rule 6275(f) and the trade reporting rules. Mr. Gary shall file all notices related to these rules with FINRA's Market Regulation Department electronically through the FINRA Firm Gateway.

In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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Procedures for Subscribing

If you decide to subscribe for any Shares in this offering, you must:

All checks for subscriptions must be made payable to "Ecrid, Inc.".

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Ecrid accepts a subscription, the subscriber cannot withdraw it unless otherwise dictated by state law.

BUSINESS

 OUR BUSINESS DESCRIPTION, BUSINESS PURPOSE AND OPERATIONS

Ecrid, Inc., the operating company, was incorporated under the laws of the State of Florida on September 15, 2010. We were formed for the purpose of providing products and services within the credit repair industry. Our founder, Mr. Cleveland Gary, was appointed CEO, President, Secretary, CFO, Treasurer and Director of the Company. The Board voted to seek capital to carry out our business plan. We received our initial funding of $20,100 and $499 in paid expenses through the sale of common stock to Mr. Gary who purchased 10,500,000 shares of our Common Stock on June 5, 2015. Our principal executive offices are located at: 1320 S Federal Hwy, Suite 215, Stuart, FL 34994, our telephone number is: (800) 380-9096.

Ecrid is a developmental stage corporation that offers services in the credit repair industry. The primary objective of Ecrid is to create lending opportunities for the members, thus giving them a second chance to validate their credit worthiness to lenders. This results in Ecrid members getting approval for homes, cars, credit cards, personal loans and products and services that’s offered in the global commerce place.

The key to our success lies in the Company's ability to identify a niche in the credit industry by connecting our members who are acting as borrowers to our lenders and successfully completing loan transactions that lie within an affordable percentage of each member’s income to debt ratio. Ecrid will target seventy percent of the American population who have credit blemishes on their current big three credit reports from the ages 18-65 years of age.

Since our inception, we have commenced our business operations, including domain name, developing website, proprietary software, auto bill pay system, automated database, Ecrid number development system, bill pay software, preliminary marketing of the completed work, as well as obtaining an office and operations. Currently, the Company secured all the resources and skills needed to create and market our products and services internally by utilizing our sole officer and director’s creative writing abilities and his background within the business administration field. In the future, Ecrid may pursue additional avenues outside its own walls and look to outsource certain aspects of services and product development and engage contract labor for this purpose. We anticipate that, as the Company grows over the next twelve months, pools of expertise will be acquired by recruiting within the

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credit industry and by the use of creative and marketing consultants, which will allow Ecrid to expand its management team and add to the Board of Directors.

Our operations to date have been devoted primarily to startup and development activities and the production of our initial projects as follows:

1. Incorporation of the Company;

2. Initial funding from our Founder;

3. Carrying out of our business plan;

4. Initial development of our web presence.

5. Product development and securing initial databases.

As an emerging company, we continually analyze our business plan and operations in the light of current trends within the credit industry. We intend to become a self-sustained credit lending platform in order to generate revenues, the management will aim to maximize the Company's business value by creating competitive products and services, addressing market and competition, utilizing specific marketing strategies, and establishing growth strategy for our company.

OUR PRINCIPAL SERVICES

The Company developed a credit report monitoring software that gives lenders a sound up to date credit report that validates the members credit worthiness. Within the scope of each member's credit report, Ecrid Credit Tool Analysis provides to the lender a comprehensive analysis report that validates the members credit worthiness along with their ability to assure monthly payments can be made on time based upon each member's income to debt ratio. Inclusive of the credit evaluation software is the Ecrid Bill Pay feature where each member can pay their bill and have it processed to avoid late payments. In addition, each member will receive a monthly alert to inform them of their Ecrid Credit Score through the Ecrid Score Monitoring feature.

The process for creating and the related online software, database and system becomes popular and more and more clients seeking to be able to borrow funds will begin using the Ecrid scoring system. For purposes of demand and marketability, choosing a format that is currently on the demand is vital (consumers are desperate to borrow funds to assist their finances), and this is why a proper needs assessment is essential. We consider it the most important aspect of the entire process.

Next, we determine the feasibility of making our product a success. We consider our product a success when the members are getting approved for a home, car, credit card, personal loan and other products and services that can be financed within each member's income to debt ratio range. With using the Ecrid Credit Analysis Tool, it creates for the borrower and lender a win/win situation because the borrower chances of defaulting on the loan is highly unlikely because the approval is based on what each member can afford to pay. Basically, a successful payment plan is created through the Ecrid Credit Analysis Tool for each member to succeed in making their monthly payments on time from the beginning to the end of the loan agreement. The Ecrid System makes it easier for the Lender to trust giving the borrower a credit approval because the lender is assured the borrower has the ability to pay off the evaluation from the Ecrid Credit Analysis Tool.

OUR PROPOSED REVENUE MODEL

Ecrid’s proposed revenue model generates revenue from each member creating their own Credit Report by adding four minimum to eight maximum creditors; they've either made timely payments historically or will make timely payments to maintain their initial 950 Score perfect high score. If the member is late on its monthly payments, their Ecrid Credit Report will reflect a decrease in their Ecrid Credit Score. The price is $25 per creditor added, totaling the minimum $100 (four creditors) to $200 the maximum (eight creditors).

Ecrid’s second revenue stream is the percentage on each transaction the member is approved by the lender. The percentages earned fluctuates and is based on the amount of each transaction processed.

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The Company’s third revenue stream is based upon the number of credit reports processed through its network marketing model.

TARGET MARKET AND OUR NICHE WITHIN

Ecrid’s target market is 18-65 years of age that applies for cars, mortgages, credit cards and personal loans. Ecrid caters to all Americans that participates in the free enterprise system of commerce. As a stand-alone credit platform that provides lenders for the members creates an open-door policy for every American over the age of 18 years to create their own credit report and utilize the economic lending platform that exist on domestic and global platforms.

* Baby Boomers: Baby boomers were born between 1944 and 1964. They're current between 55-75 years old (76 million in U.S.)

● Gen X: Gen X was born between 1965 - 1979 and are currently between 40-54 years old (82 million people in U.S.)

● Gen Y: Gen Y, or Millennials, were born between 1980 and 1994. They are currently between 25-39 years old.

○ Gen Y.1 = 25-29 years old (31 million people in U.S.)

○ Gen Y.2 = 29-39 (42 million people in U.S.)

● Gen Z: Gen Z is the newest generation to be named and were born between 1995 and 2015. They are currently between 4-24 years old (nearly 74 million in U.S.)

COMPETITION, OUR COMPETITIVE STRATEGY AND METHODS OF COMPETITION

The credit industry has been defined by the big three; Equifax, TransUnion and Experian for decades. Ecrid is embarking in uncharted territories which have been dominated by the big three. No other Company in the credit industry has entered into this industry on a similar scale that promotes competition. Ecrid’s credit platform provides a product that connects the borrower with the lender and utilizes its credit analysis tool to determine its lending amount, interest rate and payment terms. The other credit bureaus only collect creditor data and use that information to score each credit file based upon their own created metric systems. Ecrid believes there should be other variables taken into consideration when evaluating a person's credit worthiness. The credit industry in past history never took into consideration these other measures that would validate a person's credit worthiness, like phone bill, electric bill, timely auto insurance payments, rental payments and other expenditures that demonstrate credit worthiness. Ecrid relies heavily upon what is considered unconventional bills to determine credit worthiness. The other core asset of Ecrid is using those timely unconventional payments inclusively with other metrics that will give the lender the comfort in approving the borrower. Ecrid’s marketing strategy to gain customers will be through the use of social media advertising to 18-65-year-old individuals who have applied for loans within three months to two years.

MARKETING OBJECTIVES AND STRATEGIES

Ecrid markets its products and services directly to the credit repair community, focusing specifically on consumers who have blemishes on their big three credit reports but excellent payment history in recent years but cannot get approved at favorable interest rates in spite of recent positive payment history. Ecrid will also cater to those who have not yet established their credit according to big three standards but have the income to debt ratio qualifications according to the Ecrid Credit Analysis Tool to afford a particular product or service.

To promote and market our services, we may incorporate the following strategies:

Establishing online presence by designing a corporate website reflecting products and scope of services offered. We will also engage in a search engine optimization campaign to improve visibility of our website and assist us with awareness for our products and services. Optimizing a website may involve editing its content and HTML and associated coding to both increase its relevance to specific keywords and to remove barriers to the indexing activities of search engines.
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Approaching our industry target market by email. The most basic method of contacting is a carefully thought out query letter, sent via email, which consists of a one-paragraph synopsis of a project, a bio, a logline, in standard business format. Focusing specifically on our selected target market community who have similar needs and interests may yield excellent results.
Engaging a PR campaign to obtain publicity and increase visibility for our business.

STATUS OF NEW SERVICES

Since our inception, we have built a website (www.ecrid.com) and contracted with developers along with CEO Cleveland Gary to develop a credit platform that will create opportunities for consumers of credit as well as lenders to do business together by utilizing the Ecrid platform. Shortly after the Company's inception, Ecrid created the Ecrid Bill Pay System. This is where consumers pay their Ecrid Bill Due Date seven days in advance of the actual creditor invoice due date. This ensures that the consumer will never be late which gives the lender comfort. Shortly after the Ecrid Bill Pay was created, the Ecrid Score Monitoring tool was created. Every month the consumer gets a copy of their Ecrid Credit Score by email. Currently Ecrid is developing its Lender Portal to interact with the consumers to process loans. The lender portal is constantly under construction because of the rapid changes in the lending industry.

RESEARCH AND DEVELOPMENT

The Company has expended funds for research and development costs since inception. Other than utilizing Mr. Gary's experiences and available industry and marketing information, Ecrid has undertaken research and development activities regarding our target market and marketability of our services.

OUR GROWTH STRATEGY MODEL

Our mission is to maximize shareholder value by creating and commercializing Ecrid with the aim of achieving profitability and sustaining growth of our business. We are attempting to advance Ecrid to become a self-sustained and profitable operational entity. To achieve and sustain business growth in the next 12 to 36 months, we will aim to implement a three-prong growth strategy model which consists of the following elements:

·	Streamlining core business
·	Target market penetration
·	Utilizing business alliance opportunities

OUR SIGNIFICANT EMPLOYEE

We currently have one employee, Mr. Gary who is our founder and serves as our sole officer and director. Mr. Gary currently devotes full time to our business and is responsible for our daily operations including services development, sales and marketing, fund raising, implementation of our general strategy and execution of our business plan.

Our future business and operating results depend significantly on the continued contributions and active participation of Mr. Gary. This individual would be difficult or impossible to replace. The loss of this key contributor, or his failure to perform, could materially and adversely affect our Company's operations. While we

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may obtain Key Man insurance, such insurance may not be sufficient to cover the loss incurred in the event this executive officer is lost.

Currently, our officer and director receives no compensation for his services during the development stage of our business operations. He is reimbursed for any out-of-pocket expenses he may incur on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We anticipate adding two (2) employees over the next twelve (12) months, one of which will be a full-time developer. We do not have any employment agreements in place with our officer and director. We also do not currently have any benefits, such as health or life insurance, available to our employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Plan of Operation

Our plan of operation for the next 12 months is to become a profitable entity. The following milestones are based on estimates derived from research and marketing data accumulated by our sole officer and director. We will require the funding from our offering in order to fully implement our business plan.

The following table below outlines how we plan to use the proceeds from the offering. In order to successfully carry out our stated goals and maintain our current and planned operations through the next twelve months, Ecrid would need $3,450,000 including capital raised in this offering. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our sole officer and director has verbally agreed to advance the Company funds to complete the registration process. They are estimates only and the actual amount of proceeds realized may differ from the amounts summarized below.

Planned Expenses Over
Category	the Next 12 Months
Advertising & Marketing	$7,000,000
Website Design	$1,500,000
Accrued and Unpaid Salaries	$900,000
Operating & Equipment	$ *********
SEC Reporting & Compliance	$25,000
General & Administrative	$2,000,000
Offering Expenses	$25,000
TOTAL PROCEEDS TO COMPANY	$20,000,000
NET PROCEEDS TO THE COMPANY	$19,975,000
Resultant Working Capital	$3,525,000

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(1) While offering expenses are estimated to be $25,000, $21,000 of it will be paid from the initial investment of our President.

Liquidity

Currently, we are relying on equity capital from our sole officer and director and the sales of our services. Currently, we pay costs associated with running a business on a day-to-day basis.

As of March 31, 2021, we had cash on hand of $0 with current liabilities of $0. We had an accumulated deficit of $7,705,347 as of March 31, 2021. We used cash of $0 in operating expenses for the year ended March 31, 2021. As of March 31, 2020, we had cash on hand of $0 with current liabilities of $15,888. We had an accumulated deficit of $95,921 as of March 31, 2020. We used cash of $30,000 in operating expenses for the year ended March 31, 2020.

We believe that we will need a minimum of $3,550,000 in capital, including the capital raised in this offering, in order to maintain our current and planned operations through the next twelve months. They are estimates only and are derived from research and marketing data accumulated by our sole officer and director. We anticipate incurring up to $25,000 in offering expenses, $20,000 in SEC reporting and compliance, $1,500,000 in advertising and marketing, $200,000 in website design, and $1,000,000 to maintain our general and administrative functions over the next twelve months. We intend to raise the capital through the sale of shares of our common stock and through the sale of our products and services.

To the extent that our capital resources are insufficient to meet current or planned operating requirements, we will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements with respect to, or sources of, such additional financing and we do not anticipate that existing shareholders will provide any portion of our future financing requirements.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, we may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company.

To the extent that our capital resources are insufficient to meet current or planned operating requirements, we will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements with respect to, or sources of, such additional financing and we do not anticipate that existing shareholders will provide any portion of our future financing requirements.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, we may be required to delay or

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terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company.

Results of Operations

For the years ended March 31, 2021 and March 31, 2020

Revenue

For the years ended March 31, 2021 and March 31, 2020, the Company generated no revenue.

Expenses

We incurred operating expenses of $7,609,426 and $52,284 for the years ended March 31, 2021 and 2020, respectively. The Company recognized $7,593,229 in stock-based compensation expense for year ended March 31, 2021.

Net Loss

We incurred a net loss for the years ended March 31, 2021 and 2020 of $7,609,426 and $52,284, respectively.

Results of Operations

For the Three Months Ended December 31, 2021 and 2020:

 Revenue

The Company did not record revenue for the three months ended December 31, 2021 and 2020, respectively.

Operating Expenses

Operating expenses for the three months ended December 31, 2021, were $2,608, as compared to $0 for the three months ended December 31, 2020. The increase is primarily attributable to an increase in software development expenses.

Net Loss

The Company recorded a net loss for the three months ended December 31, 2021 and 2020, respectively of $2,608 and $0. The increase is primarily attributable to an increase in software development expenses.

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For the Nine Months Ended December 31, 2021 and 2020:

Revenue

The Company has yet to earn revenue for the nine months ended December 31, 2021 and 2020, respectively.

Operating Expenses

Operating expenses for the nine months ended December 31, 2021, were $89,771 as compared to $16,197 for the nine months ended December 31, 2020.

Net Loss

The Company recorded a net loss for the nine months ended December 31, 2021 and 2020, respectively of $89,771 and $16,197. The increase is primarily attributable to an increase in software development expenses.

Liquidity and Capital Resources

At December 31, 2021, we had a working capital deficit of $54,139 resulting from increased expenditures on software development.

Inflation did not have a material impact on the Company’s operations for the applicable period. Other than the foregoing, management knows of no trends, demands, or uncertainties that are reasonably likely to have a material impact on the Company’s results of operations.

Net Cash

Net cash provided by operating activities for the nine months ended December 31, 2021 and 2020 was $63,304 and $0, respectively due to the increase of accrued expenses.

Going Concern Analysis

The Company had a net loss of $89,771 and $16,197 for the nine months ended December 31, 2021 and 2020, respectively. On December 31, 2021, we had cash and cash equivalents of approximately $63,304 and a working capital deficit of $54,139. We have evaluated the significance of these conditions in relation to our ability to meet our obligations and believe that we will be successful in raising capital that will provide the funds necessary to fund operations and enhance the production of revenue.

Off-Balance Sheet Arrangements

As of December 31, 2021, the Company had no off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

Ecrid, Inc. currently does not start paying rent until after the S-1 is effective and funds are raised.

LEGAL PROCEEDINGS

We are not a party to any material or legal proceeding, and, to our knowledge, none is contemplated or threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Board of Directors currently consists of one member. Ecrid concluded that the following individual should serve as our director based on his education in Creative Arts and over 25 years of work experience in theater and film entertainment. Ecrid believes that his experience would be beneficial to the Company. The director holds office until his successor is duly elected by the stockholders. The executive officer serves at the pleasure of the Board of Directors. Our current director and executive officer is:

Name	Age	Position	Year Appointed
Cleveland Gary	54	President, Treasurer, Secretary and Director	2010

Cleveland Gary - President, Treasurer, Secretary, and Director - Mr. Gary earned a bachelor's degree at the University of Miami in Business Management and a minor in communication. He’s also started and operated several companies throughout his business career, including Healthway Shopping Network, which he currently is CEO, Nu-Life Medical Center from 1996-2002 and Gary Sports Medicine Institute, Inc. from 2002-2007. During the last five years, Mr. Gary has acted as CEO of the Company and has also been CEO of Healthway Shopping Network.

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Board Committees

Audit committee

We do not have a separately designated standing audit committee. The Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board of Directors when performing the functions that would generally be performed by an audit committee. The Board of Directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board of Directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including /fees to be paid to the independent auditor and the performance of the independent auditor.

Compensation and Nominations Committees

We currently have no compensation or nominating committee or other board committee performing equivalent functions. Currently, the member of our Board of Directors participates in discussions concerning executive officer compensation and nominations to the Board of Directors.

Code of Conduct and Ethics

We have not adopted a Code of Ethics, as required by sections 406 and 407 of the Sarbanes-Oxley Act of 2002. Our management believes that the size of our company and current operations at this time do not require a code of ethics to govern the behavior of our officer. We anticipate that we will adopt a code of ethics once we are in a position to do so.

Indemnification of Executive Officers and Directors

The Nevada Revised Statutes permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our director and officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

No officer or director has received annual compensation since the inception of the Company. There has been no compensation awarded to, earned by, or paid to the named executive officer or director.

As our business progresses and grows, we expect to hire and begin paying salaries to other officers and directors. We also expect to hire part-time and full-time employees and consultants who will be paid compensation and consulting fees.

Stock option plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities. However, we intend to adopt an incentive and non-statutory stock option plan in the future.

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Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director's compensation

At present we do not pay our director for attending meetings of our Board of Directors, although we may adopt a director compensation policy in the near future.

Related Party Transactions

We received our initial funding of $150,000 and $150,000 in paid expenses through the sale of common stock to Mr. Gary who purchased 500,000,000 shares of our Common Stock on 6/14/2017. The Company has no employment contracts at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of June 8, 2021, the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our director, or executive officer and our executive officer and director as a group. To the best of our knowledge, the person named has sole voting and investment power with respect to such shares, except as otherwise noted. There are no known pending or anticipated arrangements that may cause a change in control.

	Shares	Percentage of Outstanding Common Stock
	Beneficially	Prior to	After
Name and Address of Beneficial Owner	Owned (1)	Offering	Offering (2)

Cleveland Gary 14664 SW 169th Ave. Indiantown, Fl 34956	200,500,000	87%	74%

Officer with Director (1 person):	200,500,000	87%	74%

(1)       Includes all shares each director and officer has the right to acquire within sixty days.

(2)       Assumes that all of the shares being offered are sold, including those of Mr. Gary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of the Company's knowledge, there are no transactions during the Company's last two full fiscal years and the current fiscal year or any currently proposed transaction, involving the issuer, in which: i) the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer's total assets at year end for its last three fiscal years; and ii) any related person had or will have a direct or indirect material interest.

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DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 700,000,000 shares of common stock, $.0001 par value per share, of which 283,893,944 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. The Board of Directors may not cause a reverse split of the outstanding common stock of the Company without an affirmative vote of the holders of 50% of the capital stock of the corporation entitled to vote or by the consent of the stockholders. Shares of common stock of the Company may be issued from time to time without prior approval by the stockholders. Common stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of common stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is a limited trading market for our common stock and an active trading market may not develop, or if developed, may not be sustained. Unless and until a trading market exists, a stockholder in all likelihood will not be able to resell his or her securities should he or she desire to do so. While we will endeavor to have our common stock quoted on the OTCQB, there is no assurance that we will be able to do so. We have no current proposals, arrangements, or understandings with any person with regard to the development of a trading market in our common stock.

Conflict of Interest

The current officer and director of the Company shall devote full-time to the Company. The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of the Company must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

·	The officer and director;
·	Any person proposed as a nominee for election as a director;
·	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
·	Any relative or spouse of any of the foregoing persons who have the same house as such person.

As per the definition of a "promoter", generally defined as anyone involved in the formation of the issuer, Mr. Gary, the incorporator of the Company, would be considered a "promoter."

The term "promoter" includes: i) any person who, acting alone or in conjunction with one or more persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issue; or ii) any person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives in consideration of services or property, or both services and property, 10 percent or more of any class securities of the issuer or 10 percent or more of the proceeds from the sale of any class of such securities. However,

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a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this paragraph, if such person does not otherwise take part in founding and organizing the enterprise.

Other than Mr. Gary, there are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from the Company. No assets will be or are expected to be acquired from any promoter on behalf of the Company.

Penny Stock Considerations

Our common stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $250,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Common Stock Currently Outstanding

As of February 24, 2022, all of our currently outstanding shares consist of 283,893,944 shares of restricted common stock.

Holders

As of the date of this registration statement, we had 93 stockholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business. Any decisions

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as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Stockholders

We are currently not subject to the information and reporting requirements of the Securities Exchange Act of 1934 but will be following the effectiveness of this registration statement. At that time, we will file all necessary periodic reports, and other information with the SEC. We intend to send annual reports to our stockholders containing audited financial statements.

Transfer Agent

Pacific Stock Transfer is the registrar and transfer agent for our Common Stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of the Nevada Revised Statutes, contain provisions which allow the Company to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in or not opposed to the best interest of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director, officer and controlling person, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

EXPERTS

Financial Auditors

The consolidated financial statements included in this prospectus and in the registration statement for the fiscal year ended March 31, 2021 and 2020 have been audited by Maughan Sullivan LLC, independent public accountant and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Legal Counsel Providing Legal Opinion

The validity of the issuance of the shares of common stock will be passed upon for the company by Matthew McMurdo, Esq. Counsel has additionally consented to his opinion being included as an exhibit to this filing. Additionally, counsel has consented to being named in the prospectus.

The legal counsel that passed their opinion on the legality of these securities is:

McMurdo Law Group, LLC

Matthew McMurdo, Esq.

1185 Avenue of the Americas, 3rd Floor

New York, NY 10036

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1/A (File Number 333-255110) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please

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refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We intend to make available to our stockholders annual reports (on Form 10-K) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-Q) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

Ecrid, Inc.

1320 S Federal Hwy Suite 215

Stuart, Florida 34994

37

FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED MARCH 31, 2021 and 2020

ECRID, Inc.

March 31, 2021

F-1

REPORT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Board of Directors of ECRID, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of ECRID, Inc. (the "Company") as of March 31, 2021and 2020, the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2021, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021and 2020, and the results of its operations and its cash flows for each of the two years in the two-year period ended March 31, 2021, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financials have been prepared assuming the Company will continue as a going concern. As of March 31, 2021, the Company had accumulated losses of approximately $7,705,347, has not generated revenue, and may experience losses in the near term. These factors and the need for additional financing in order for the Company to meet its business plan, raise substantial doubt about its ability to continue as a going concern. Management's plan to continue as a going concern is also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaughanSullivan LLC

We have served as the Company’s auditor since 2020.

Manchester, VT

July 30, 2021

F-2

	ECRID, Inc.
	Balance Sheets
	For the Years Ended March 31,

	2021	2020
ASSETS
Current assets
Cash	$—	$—
Loan receivable from shareholder	35,632	67,717
Total current assets	35,632	67,717

TOTAL ASSETS	$35,632	$67,717

LIABILITIES & STOCKHOLDERS' EQUITY
Accounts payable	$—	$15,888

Total current liabilities	—	15,888

Total liabilities	—	15,888

Stockholders' equity
Common stock, par value $0.0001 per share, 700,000,000 shares authorized, 283,893,944 and 91,586,802 shares issued and outstanding as of March 31, 2021 and 2020, respectively	28,390	9,159
Additional paid-in capital	8,747,589	138,591
Stock subscription receivable	(1,035,000)	—
Accumulated deficit	(7,705,347)	(95,921)
Total stockholders' equity	35,632	51,829
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$35,632	$67,717

See notes to financial statements.

F-3

ECRID, Inc.
Statement of Operations
For the Years Ended March 31,
	2021	2020

Total revenue	$—	$—

Operating expenses:
General and administrative	7,609,426	52,284
Total operating expenses	7,609,426	52,284
(Loss) income from operations	(7,609,426)	(52,284)

Other expenses	—	—
Net income (loss) before income taxes	(7,609,426)	(52,284)
Provision for income taxes	—	—
Net income (loss)	$(7,609,426)	$(52,284)

Loss per common share - Basic and diluted	$(0.00)	$(0.00)

Weighted average common shares outstanding - Basic and diluted	225,964,567	91,578,251

See notes to financial statements.

F-4

ECRID, Inc.
Statement of Stockholders' Equity
For the Year ended March 31, 2021

			Additional		Total
	Common Stock		Paid-in	Accumulated	Retained
	Shares	Amount	Capital	Deficit	Earnings

Balance at March 31, 2019	87,836,802	$8,784	$108,966	$(43,687)	$74,063

Common stock issued for advisory	3,250,000	325	(325)	—	—
Common stock issued for investment	500,000	50	29,950	—	30,000

Net Loss				(52,234)	(52,234)

Balance at March 31, 2020	91,586,802	$9,159	$138,591	$(95,921)	$51,829

Common stock issued - officer	165,357,142	16,536	6,856,693	—	6,873,229
Common stock issued – advisory	12,000,000	1,200	718,800	—	720,000
Common stock issued for investment	14,950,000	1,495	1,033,305	—	1,035,000
Stock subscription receivable	—	—	(1,035,000)	—	(1,035,000)
Net Loss	—	—	—	(7,609,426)	(7,609,426)

Balance at March 31, 2021	283,893,944	$28,390	$8,747,589	$(7,705,347)	$35,632

See notes to financial statements.

F-5

ECRID, Inc.
Statements of Cash Flow
For the Years Ended March 31,

	2021	2020

Cash flows from operating activities

Net loss	$(7,609,426)	$(52,284)
Stock-based compensation
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	—	—
Stock issued to officer and advisory	7,593,229	—
Receivable from shareholder	32,085	6,347
Accounts payable and accrued expenses	(15,888)	15,887

Net cash used in operating activities	—	(30,000)

Cash flows from investing activities

Net cash used in investing activities	—	—

Cash flows from financing activities
Proceeds from issuance of stock	—	30,000
Net cash provided by financing activities	—	30,000

Net effect of exchange rates change	—	—
Net (decrease) increase in cash	—	—
Cash at the beginning of the year	—	—
Cash at the end of the year	$—	$—

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

See notes to financial statements.

F-6

ECRID, INC.

AS OF March 31, 2020

NOTES TO FINANCIAL STATEMENTS

1. Organization, History and Business

DPOLLUTION INTERNATIONAL, INC. (the “Company” formerly Ram Gold & Exploration, Inc.) was incorporated under the laws of the State of Delaware on February 6, 1987 under the name of Shopping at Home Television Network, Inc. In December 1987, the Company changed its name to TV Net, Inc. In February 1989, the Company changed its name to Vegas Chips, Inc. In October 1996, the Company changed its name Skydoor Media and Entertainment, Inc. and then to Ice Holdings, Inc. In 1997, Ice Holdings, Inc. was formed in the State of Nevada and in 1999, Ice Holdings, Inc. (Nevada) merged with Ice Holdings, Inc. (Delaware) with Ice Holdings, Inc. (Nevada) becoming the survivor of the merger. In December 2006, the Company changed its name to Gaia Resources, Inc. and in January 2008, the Company changed its name to Ram Gold & Exploration, Inc. On July 27, 2010, the Company changed its name to Dpollution International, Inc. Since the disposal of the Company’s assets and the cessation of operations, majority control of the Company changed several times between 1995 and 2008. In December 2006, the Company approved a forward stock split of 1.010:1 with the fractional shares rounded to 100 shares. A change in Capitalization was filed on December 1, 2006 from 50 million common shares at $0.001 par value to 210 million shares at $0.0001 par value. The shares were divided into two classes, 200 million common shares authorized, and 10 million preferred shares authorized. There are currently no issued or outstanding preferred shares. In February 2008, the Company approved a reverse stock split of 1:50 with all fractional shares being rounded up to 100 shares. On July 10, 2010, the Company acquired 100% ownership in Dpollution, Inc., a private company operating in Quebec, Canada that owned and controlled technologies for pollution reduction and improved vehicle mileage. The Company liquidated its business in 2013.

The DPollution Asset Purchase Agreement was completed July 1, 2017 by ECRID, Inc. FINRA approved ECRID Corporate Action Request on October 13, 2017 at which time there was a reverse stock split (70 to 1). The new stock symbol is ECDD. ECRID’s primary objective going forward is to grow its membership base by offering its services to each of its members to establish or create their own ECRID CREDIT PROFILE (positive trade lines to immediately validate their credit worthiness to ECRID CERTIFIED LENDERS) Home, Car, Retail Credit, Credit Cards, and personal loans.

2. Significant and Critical Accounting Principles and Practices

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Fiscal year

The Company has elected a fiscal year ending on March 31.

Use of Estimates

The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain prior period amounts in the consolidated financial statements and accompanying notes have been reclassified to conform to the current period’s presentation.

F-7

Cash and Cash Equivalents

Cash equivalents are highly liquid investments with an original maturity of three months or less.

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short- term financial instruments approximates fair value due to the relatively short period to maturity for these instruments.

Property and Equipment, Net

Currently, the Company does not own any property and equipment. At the time of acquisition of such assets, depreciation will be computed on a straight-line basis over the estimated useful lives. Leasehold improvements will be amortized over the shorter of their economic lives or lease terms.

Impairment of Long-Lived Assets

Currently, the Company has no long-lived assets, but it will review the recoverability of its long-lived assets to determine whether events or changes in circumstances occurred that indicate the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on the ability to recover the carrying value of the asset from the expected future cash flows of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between the estimated fair value and carrying value. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Revenue Recognition

There were no revenues during the years ended March 31, 2021 and 2020. If the Company has revenues in the future, the Company will adopt the revenue recognition requirements as outlined in Topic 606, Revenue from Contracts with Customers.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with paragraph 605-45-45-19 of the FASB Accounting Standards Codification. While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of revenue as incurred.

Stock-Based Compensation

The Company records stock-based compensation under FASB ASC Topic No. 718 – Compensation – Stock Compensation. The guidance requires recognition in the financial statements of the cost of employee services received in exchange for an award of equity instruments over the period the employee is required to perform the services in exchange for the award (presumptively the vesting period). The guidance also requires measurement of the cost of employee services received in exchange for an award based on the grant-date fair value of the award. The Company accounts for non-employee share-based awards in accordance with guidance related to equity instruments that are issued to other than employees for acquisition, or in conjunction with selling, goods or services.

Income Taxes

The Company has no revenues and no income taxes. When required, income taxes will be accounted for in accordance with the provisions of FASB ASC Topic No. 740 - Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Basic and Diluted Net Loss per Common Share

Basic and diluted net loss per share calculations are presented in accordance with FASB ASC Topic No. 260 – Earnings per Share and are calculated on the basis of the weighted average number of common shares outstanding during the period. Diluted per share calculations includes the dilutive effect of common stock equivalents in years with net income. As the Company is in a loss position, any calculation of the dilutive effects of the Company’s convertible securities would reduce the loss per share amount, and, as such, the Company will not perform the calculation.

F-8

Fair Value measurements

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants. A fair value hierarchy has been established for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally observable inputs and not corroborated by market data.

The Company does not have any assets or liabilities measured at fair value on a recurring or a nonrecurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at March 31, 2021.

Reclassification

Certain prior period amounts may have been reclassified to conform to current period presentation.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014- 09, "Revenue from Contracts with Customers (Topic 606)." Also referred to as ASC 606, this update replaces existing revenue recognition guidance with a single comprehensive revenue model for entities to use in accounting for revenue arising from contracts with customers. ASC 606 includes a five-step process by which entities recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration to which an entity expects to be entitled in exchange for those goods or services. This standard also requires enhanced disclosures to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)." ASU 2016-02 is intended to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Additionally, the ASU will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases, including qualitative and quantitative requirements.

F-9

In August 2018, the FASB issued ASU 2018-15, "Intangibles—Goodwill and Other Internal-Use Software (Subtopic 350-40): Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract." ASU 2018-15 aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. The capitalized implementation costs of a hosting arrangement that is a service contract will be expensed over the term of the hosting arrangement. For public business entities, the amendments in this ASU are effective for annual and interim periods beginning after December 15, 2019. Early adoption is permitted, including adoption in any interim period. The amendments can be applied either retrospectively or prospectively to all implementation costs incurred after the adoption date. The Company does not expect the adoption of ASU 2018-15 will have a material impact on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—”Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods after December 15, 2021 and interim periods within those annual periods and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its financial statements.

No other new accounting pronouncement issued or effective during the fiscal year had, or is expected to have, a material impact on our consolidated financial statements.

3. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has incurred operating losses, and as of March 31, 2021, the Company had an accumulated deficit of $7,705,347 (of which stock-based compensation is $7,593,229) and $0 in cash. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s Capital requirements will depend on many factors, including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about the ability to continue as a going concern. The financial statements of Company do not include any adjustments relating to the recoverability and classification of recoded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

The effects of the COVID-19 virus are uncertain and may still have an impact on the Company’s operations.

4. Stockholders’ Equity

Common Stock The holders of the Company’s common stock are entitled to one vote per share of common stock held. A controlling interest was purchased on June 14, 2017. As of March 31, 2021, the Company had 283,893,944 common shares issued and outstanding after the reverse split of 70 shares to one share at a par value of $0.0001.

During the year ended March 31, 2021, the Company issued 14,950,000 shares of common stock for investment. Stock subscription receivable at the end of the year was $1,035,500.

A shareholder and advisor of the Company was issued 12,000,000 shares of common stock. Stock-based compensation categorized as consulting expense of $720,000 was recognized during the year end March 31, 2021.

A shareholder and officer of the Company was issued 165,357,142 shares of common stock. Stock-based compensation of $6,873,229 was recognized during the year ended March 31, 2021.

5. Related Party Transactions

Loans from shareholders

The sole officer of the Company has made certain loans to the Company for operations and working capital. He has received distributions from the Company from investment funds. The receivable due from the shareholder as of March 31, 2021 and 2020 was $35,632 and $67,717, respectively.

F-10

6. Commitments and Contingencies

The Company has no commitments, litigation or other contingencies.

7. Credit Risk

The Company has not experienced losses on any concentration of credit risk that consist primarily of cash and cash equivalents. Management believes that the Company is not exposed to significant risks on such accounts.

8. Income tax provision

The Company evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740 prescribes a comprehensive model for how a company should recognize, present, and disclose uncertain positions that the Company has taken or expects to take in its tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

If applicable, interest costs related to the unrecognized tax benefits are required to be calculated and would be classified as “Other expenses – Interest expense” in the statement of operations. Penalties would be recognized as a component of “General and administrative.”

No material interest or penalties on unpaid tax were recorded during the years ended March 31, 2021 and 2020, respectively. As of March 31, 2021 and 2020, no liability for unrecognized tax benefits was required to be reported. The Company does not expect any significant changes in its unrecognized tax benefits in the next year.

Components of deferred tax assets are as follows:	2021	2020

Expected income tax benefits from NOL carry-forwards	$25,031	$21,630
Less valuation allowance	(25,031)	(21,630)
Deferred tax assets, net	$—	$—

F-11

Income tax provision in the Statements of Operation

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	2021	2020

Federal statutory income tax rate	21%	21%
Change in valuation allowance	(21%)	(21%)
Effective tax rate	0%	0%

9. Subsequent Events

Subsequent events have been evaluated through the date these financial statements were available to be released, and noted no other events requiring disclosures.

The effects of the COVID-19 virus are uncertain and may still have an impact on the Company’s operations.

F-12

FINANCIAL STATEMENTS FOR THE PERIOD ENDED JUNE 30, 2021 and 2020 (UNAUDITED)

ECRID, Inc.

December 31, 2021

F-13

Ecrid, Inc.

Condensed Balance Sheets

	December 31, 2021	March 31, 2021
	(unaudited)
Assets

Current Assets
Cash and cash equivalents	$63,304	$—
Due from shareholder	114,357	35,632

Total Assets	$177,661	$35,632

Liabilities and Stockholders’ Deficit

Current Liabilities
Accounts payable and accrued expenses	$231,800	$—

Total Liabilities	231,800	—

Commitments and contingencies

Stockholders’ Deficit

Common stock par value $0.0001: 700,000,000 shares authorized; 283,893,944 shares issued and outstanding, respectively	28,390	28,390
Additional paid-in capital	8,747,589	8,747,589
Stock subscription receivable	(1,035,000)	(1,035,000)
Accumulated deficit	(7,795,118)	(7,705,347)
Total Stockholders’ Deficit	(54,139)	35,632

Total Liabilities and Stockholders’ Deficit	$177,661	$35,632

See accompanying notes to the unaudited condensed financial statements.

F-14

Ecrid, Inc.

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$—	$—	$—	$—

Operating expenses
General and administrative	2,608	—	89,771	16,197

Total operating expenses	(2,608)	—	(89,771)	(16,197)

Loss from operations	(2,608)	—	(89,771)	(16,197)
Other income (expenses)
Loss before income tax provision	(2,608)	—	(89,771)	(16,197)
Income tax provision	—	—	—	—

Net loss	$(2,608)	$—	$(89,771)	$(16,197)

Loss per share – basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average common shares outstanding – basic and diluted	283,893,944	137,676,293	283,893,944	137,676,293

See accompanying notes to the unaudited condensed financial statements.

F-15

Ecrid, Inc.

Condensed Statement of Stockholders’ Deficit

(unaudited)

For the Three Months Ended December 31, 2021 and 2020

			Additional		Stock	Total
	Common Stock		Paid-in	Accumulated	Subscription	Retained Earnings/
	Shares	Amount	Capital	Deficit	Receivable	Deficit

Balance at September 30, 2021	283,893,944	$28,390	$8,747,589	$(7,792,510)	$(1,035,000)	$(51,531)
Net loss	—	—	—	(2,608)	—	(2,608)
Balance at December 31, 2021	283,893,944	$28,390	$8,747,589	$(7,795,118)	$(1,035,000)	$(54,139)

Balance at September 30, 2020	230,943,944	$23,094	$138,591	$(112,118)	$—	$49,567
Net loss	—	—	—	—	—	—
Balance at December 31, 2020	230,943,944	$23,094	$138,591	$(112,118)	$—	$49,567

For the Nine Months Ended December 31, 2021 and 2020

Balance at March 31, 2021	283,893,944	$28,390	$8,747,589	$(7,705,347)	$(1,035,000)	$35,632
Net loss	—	—	—	(89,771)	—	(89,771)
Balance at December 31, 2021	283,893,944	$28,390	$8,747,589	$(7,795,118)	$(1,035,000)	$(54,139)

Balance at March 31, 2020	91,586,802	$9,159	$138,591	$(95,921)	$—	$51,829
Common stock issued - officer	115,857,142	11,585	—	—	—	11,585
Common stock issued – investment	11,500,000	1,150	—	—	—	1,150
Common stock issued – advisory	12,000,000	1,200	—	—	—	1,200
Net loss	—	—	—	(16,197)	—	(16,197)
Balance at December 31, 2020	230,943,944	$23,094	$138,591	$(112,118)	$—	$49,567

See accompanying notes to the unaudited condensed consolidated financial statements.

F-16

 Ecrid, Inc.

Condensed Statements of Cash Flows

	For the Nine Months Ended
	December 31, 2021	December 31, 2020
	(unaudited)	(unaudited)

Cash Flows From Operating Activities:
Net loss	$(89,771)	$(16,197)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	—	—
Stock issued to officer and advisory	—	13,935
Changes in operating assets and liabilities:
Due from officer	(78,725)	18,150
Accounts payable and accrued expenses	231,800	(15,888)

Net Cash Provided by Operating Activities	63,304	—

Net Cash Used In Investing Activities	—	—

Net Cash Provided by Financing Activities	—	—

Net change in cash and cash equivalents	63,304	—

Cash and cash equivalents at beginning of reporting period	—	—

Cash and cash equivalents at end of reporting period	$63,304	—

Supplemental disclosures of cash flow information:
Interest paid	$—	$—
Income tax paid	$—	$—

See accompanying notes to the unaudited condensed financial statements.

F-17

Ecrid, Inc.

December 31, 2021

Notes to the Consolidated Financial Statements

(unaudited)

1. Organization, History and Business

DPOLLUTION INTERNATIONAL, INC. (the “Company” formerly Ram Gold & Exploration, Inc.) was incorporated under the laws of the State of Delaware on February 6, 1987 under the name of Shopping at Home Television Network, Inc. In December 1987, the Company changed its name to TV Net, Inc. In February 1989, the Company changed its name to Vegas Chips, Inc. In October 1996, the Company changed its name Skydoor Media and Entertainment, Inc. and then to Ice Holdings, Inc. In 1997, Ice Holdings, Inc. was formed in the State of Nevada and in 1999, Ice Holdings, Inc. (Nevada) merged with Ice Holdings, Inc. (Delaware) with Ice Holdings, Inc. (Nevada) becoming the survivor of the merger. In December 2006, the Company changed its name to Gaia Resources, Inc. and in January 2008, the Company changed its name to Ram Gold & Exploration, Inc. On July 27, 2010, the Company changed its name to Dpollution International, Inc. Since the disposal of the Company’s assets and the cessation of operations, majority control of the Company changed several times between 1995 and 2008. In December 2006, the Company approved a forward stock split of 1.010:1 with the fractional shares rounded to 100 shares. A change in Capitalization was filed on December 1, 2006 from 50 million common shares at $0.001 par value to 210 million shares at $0.0001 par value. The shares were divided into two classes, 200 million common shares authorized, and 10 million preferred shares authorized. There are currently no issued or outstanding preferred shares. In February 2008, the Company approved a reverse stock split of 1:50 with all fractional shares being rounded up to 100 shares. On July 10, 2010, the Company acquired 100% ownership in Dpollution, Inc., a private company operating in Quebec, Canada that owned and controlled technologies for pollution reduction and improved vehicle mileage. The Company liquidated its business in 2013.

The DPollution Asset Purchase Agreement was completed July 1, 2017 by ECRID, Inc. FINRA approved ECRID Corporate Action Request on October 13, 2017 at which time there was a reverse stock split (70 to 1). The new stock symbol is ECDD. ECRID’s primary objective going forward is to grow its membership base by offering its services to each of its members to establish or create their own ECRID CREDIT PROFILE (positive trade lines to immediately validate their credit worthiness to ECRID CERTIFIED LENDERS) Home, Car, Retail Credit, Credit Cards, and personal loans.

2. Significant and Critical Accounting Principles and Practices

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) with respect to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited condensed financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements of the Company for the year ended March 31, 2021 and notes thereto contained as filed with the OTC Markets.

Fiscal year

The Company has elected a fiscal year ending on March 31.

Use of Estimates

The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Certain prior period amounts in the consolidated financial statements and accompanying notes have been reclassified to conform to the current period’s presentation.

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Cash and Cash Equivalents

Cash equivalents are highly liquid investments with an original maturity of three months or less.

Fair Value of Financial Instruments

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amount of the Company’s short- term financial instruments approximates fair value due to the relatively short period to maturity for these instruments.

Fair Value of Measurements

The Company follows ASC 820-10 of the FASB Accounting Standards Codification to measure the fair value of its financial instruments and disclosures about fair value of its financial instruments. ASC 820-10 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP) and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820-10 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by ASC 820-10 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally unobservable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, inventory, prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair values because of the short maturity of these instruments.

Revenue Recognition

There were no revenues during the nine months ended December 31, 2021 and 2020. If the Company has revenues in the future, the Company will adopt the revenue recognition requirements as outlined in Topic 606, Revenue from Contracts with Customers. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met:

1)	Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

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2)	Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

3)	Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur.

4)	Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

5)	Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

Convention revenue is generally earned upon completion of the convention. Unearned convention revenue is deposits received for conventions that have not yet taken place, which are fully or partially refundable depending upon the terms and conditions of the agreements.

The Company recognizes cost of revenues in the period in which the revenues was earned. In the event the Company incurs cost of revenues for conventions that are yet to occur, the Company records such amounts as prepaid expenses and such prepaid expenses are expensed during the period the convention takes place.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with paragraph 605-45-45-19 of the FASB Accounting Standards Codification. While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of revenue as incurred.

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Equity-based Compensation

The Company recognizes compensation expense for all equity–based payments in accordance with ASC 718 “Compensation – Stock Compensation”. Under fair value recognition provisions, the Company recognizes equity–based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over a four-year period (vesting on a straight–line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of an option award is estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes option valuation model requires the development of assumptions that are input into the model. These assumptions are the expected stock volatility, the risk–free interest rate, the expected life of the option, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of the Company’s Common stock over the expected option life and other appropriate factors. The expected option term is computed using the “simplified” method as permitted under the provisions of ASC 718-10-S99. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on the Common stock of the Company and does not intend to pay dividends on the Common stock in the foreseeable future. The expected forfeiture rate is estimated based on historical experience.

Determining the appropriate fair value model and calculating the fair value of equity–based payment awards require the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity–based payment awards represent management’s best estimates, which involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and the Company uses different assumptions, the equity–based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If the actual forfeiture rate is materially different from the Company’s estimate, the equity–based compensation could be significantly different from what the Company has recorded in the current period.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2021 and March 31, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2021 and March 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

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The Company may be subject to potential examination by federal, state, and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, and compliance with federal, state, and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Earnings per Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Basic and diluted net loss per share calculations are presented in accordance with FASB ASC Topic No. 260 – Earnings per Share and are calculated on the basis of the weighted average number of common shares outstanding during the period. Diluted per share calculations includes the dilutive effect of common stock equivalents in years with net income. As the Company is in a loss position, any calculation of the dilutive effects of the Company’s convertible securities would reduce the loss per share amount, and, as such, the Company will not perform the calculation.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that the Company adopts as of the specified effective date. Unless otherwise discussed, the Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on the Company’s financial position or results of operations upon adoption.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on our consolidated financial position, results of operations or cash flows.

3. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has incurred operating losses, and as of December 31, 2021, the Company had an accumulated deficit of $7,795,118 (of which stock-based compensation is $7,593,229) and $63,304 in cash. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s Capital requirements will depend on many factors, including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about the ability to continue as a going concern. The financial statements of Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

The effects of the COVID-19 virus are uncertain and may still have an impact on the Company’s operations.

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4. Stockholders’ Equity

Common Stock

The holders of the Company’s common stock are entitled to one vote per share of common stock held. A controlling interest was purchased on June 14, 2017. As of December 31, 2021, the Company had 283,893,944 common shares issued and outstanding after the reverse split of 70 shares to one share at a par value of $0.0001.

5. Related Party Transactions

Loans from shareholders

The sole officer of the Company has made certain loans to the Company for operations and working capital. He has received distributions from the Company from investment funds. The receivable due from the shareholder as of December 31, 2021 and March 31, 2021 was $114,357 and $35,632, respectively.

6. Commitments and Contingencies

The Company has no commitments, litigation or other contingencies.

7. Operating Leases

We determine if an arrangement contains a lease at inception. Right of use (“ROU”) assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

The Company has determined that it has not entered into any lease obligations that would meet the requirements of ASC 842 – Leases, and has not recorded a right of use asset or liability on the balance sheet.

8. Credit Risk

The Company has not experienced losses on any concentration of credit risk that consist primarily of cash and cash equivalents. Management believes that the Company is not exposed to significant risks on such accounts.

9. Subsequent Events

Subsequent events have been evaluated through the date these financial statements were available to be released, and no other events required disclosures.

The effects of the COVID-19 virus are uncertain and may still have an impact on the Company’s operations.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Below is a chart of all the unregistered shareholder who purchased shares since inception.

The chart provides detail on the sales price of the security, person purchasing the security, the date and amount of the security.

None	Investors	Shares	Date Purchased	Price	Restricted Common

1.	Timothy Hasey	1,000,000 Shares	02/17/2021	$.03	YES
2.	Ron Hargrove	300,000 Shares	03/02/2021	$.10	YES
3.	Robert Hooper	75,000 Shares	03/05/2021	$.10	YES
4.	Sterling Collins	500,000 Shares	03/13/2021	$.10	YES
5.	Robert Swapceinski	100,000 Shares	03/06/2021	$.10	YES
6.	John & Tammara Wolters	200,000 Shares	03/02/2021	$.10	YES
7.	Clarke Winkler	200,000 Shares	03/10/2021	$.10	YES
8.	Clyde Bianchi	200,000 Shares	03/02/2021	$.10	YES
9.	Dave Alridge	150,000 Shares	03/05/2021	$.10	YES
10.	Michael McGregor	75,000 Shares	03/19/2021	$.10	YES
11.	Samuel Rosenblatt	100,000 Shares	03/18/2021	$.10	YES
12.	Jamie Bannon	50,000 Shares	03/23/2021	$.10	YES
13.	Wong Hang Nga	500,000 Shares	03/21/2021	$.10	YES

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ITEM 16. EXHIBITS

3.1	Articles of Incorporation for Ecrid, Inc. (filed as Exhibit 3.1 to the Form S1-A, filed on August 6, 2021 and incorporated herein by reference)
3.2	By-Laws of Ecrid, Inc. (filed as Exhibit 3.2 to the Form S-1/A, filed on July 8, 2021 and incorporated herein by reference.)
5.1	Opinion of McMurdo Law Group, LLC, legal counsel. (filed as Exhibit 3.2 to the Form S-1/A, filed on July 8, 2021 and incorporated herein by reference.)
23.1	Consent of MaughanSullivan LLC
23.2	Consent of McMurdo Law Group, LLC (included in Exhibit 5.1)
99.1	Subscription Agreement (filed as Exhibit 3.1 to the Form S-1/A, filed on August 6, 2021 and incorporated herein by reference)

____________

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ITEM 17. UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the director, officer and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that:

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A. For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to the director, officer and controlling person of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in Stuart, Florida on March 16, 2022.

ECRID , INC.

By:	/s/ Cleveland Gary
Cleveland Gary, President, Treasurer, Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: March 16, 2022	By:	/s/ Cleveland Gary
Cleveland Gary, President, Treasurer, Secretary and Director
Principal Executive Officer Principal Financial Officer Principal Accounting Officer